    As Filed With the Securities and Exchange Commission on July 10, 2000

                                                Registration No. 333-___________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington. D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                              NEWPORT CORPORATION
            (Exact name of registrant as specified in its charter)

            Nevada                                     94-0849175
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

             1791 Deere Avenue, Irvine, California          92606
            (Address of Principal Executive Offices)      (Zip Code)
                           -------------------------
                           1992 STOCK INCENTIVE PLAN
                           1999 STOCK INCENTIVE PLAN
                         EMPLOYEE STOCK PURCHASE PLAN

                           (Full titles of the plans)

                            ------------------------

            Robert G. Deuster, Chairman and Chief Executive Officer
                              Newport Corporation
                               1791 Deere Avenue
                           Irvine, California 92606
                    (Name and address of agent for service)

                                (949) 863-3144
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                          William R. Rauth III, Esq.
          Stradling Yocca Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
    Title of Securities            Amount To Be               Proposed Maximum        Amount of Registration
    To Be Registered             Registered/(1)/         Aggregate Offering Price              Fee
============================================================================================================
Common Stock,
$0.1167 stated value             5,687,318 shares             $336,868,177 (2)              $88,933.20
============================================================================================================

(1) 2,100,000 shares of Common Stock (adjusted for 3-for-1 split) available for issuance under the 1992 Stock Incentive Plan (the "1992 Plan") were registered on a Registration Statement on Form S-8 on February 19, 1993. 750,000 shares of Common Stock (adjusted for 3-for-1 split) available for issuance under the Employee Stock Purchase Plan (the "Purchase Plan") were registered on a Registration Statement on Form S-8 on December 5, 1994. The number of shares issuable under the 1992 Plan will be further increased annually by a number equal to two percent (2%) of the number of our outstanding shares of Common Stock as of the last day of each fiscal year. The "Amount To Be Registered" includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1992 Plan, the 1999 Stock Incentive Plan (the "1999 Plan") and the Purchase Plan.

(2) In accordance with Rule 457(h), the aggregate offering price of 1,887,318 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the 1992 Plan and the 1999 Plan is based upon the per share exercise price of such options, the weighted average of which is approximately $8.502 per share. With respect to the remaining 2,600,000 shares of Common Stock registered hereby which would be issued upon exercise of the remaining options and rights to purchase which Registrant is authorized to issue under its 1992 Plan and 1999 Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on July 7, 2000, which was $88.625 per share. For the purposes of the 1,200,000 shares of Common Stock to be issued under the Purchase Plan, the aggregate offering price was estimated using a per share price of $75.331, or 85% of $88.625, which price per share is the estimated basis at which the shares will be issued pursuant to the Purchase Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

     The following documents are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
----------------------------------

     Not applicable.

 Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

     Article VII of the Company's Restated Bylaws provides for indemnification of officers, directors, employees and agents of the Company as permitted by
Section 78.751 of the Nevada Revised Statutes Annotated.

     Article Tenth of the Company's Articles of Incorporation provides, among other things, that the Company shall indemnify its directors and officers to the fullest extent permitted by Nevada law, as amended from time to time. The effect of this provision is to obligate the Company to indemnify its directors and officers in respect of all liabilities and expenses arising out of third party claims, derivative claims and criminal, administrative, and investigative proceedings, even if these persons were negligent or grossly negligent, provided that the director or officer acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     Not applicable.

Item 8.  Exhibits.
-----------------

     Number                        Description
     ------                        -----------

     4.1       1992 Stock Incentive Plan (incorporated by reference to Exhibit
               10.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

     4.2       1999 Stock Incentive Plan (incorporated by reference to Exhibit
               10.11 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

     4.3 Amendment to 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-3, Registration No. 40878).

     4.4       Employee Stock Purchase Plan (incorporated by reference to
               Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

     5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

    23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

    23.2       Consent of Independent Auditors.

    24.1 Power of Attorney (included on signature page to the Registration Statement).

Item 9.  Undertakings.
---------------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
          --------  -------
apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 10th day of July, 2000.

                              NEWPORT


                              By:  /s/ Robert G. Deuster
                                   ---------------------
                                    Robert G. Deuster
                                    Chairman of the Board, President and Chief
                                    Executive Officer


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Newport, do hereby constitute and appoint Robert G. Deuster and, or Robert C. Hewitt, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                        DATE
/s/ Robert G. Deuster                       Chairman of the Board, President and         July 10, 2000
-----------------------------------------   Chief Executive Officer (Principal
Robert G. Deuster                           Executive Officer)

/s/ Robert C. Hewitt                        Vice President, Chief Financial Officer      July 10, 2000
-----------------------------------------   and Secretary (Principal Financial
Robert C. Hewitt                            Officer)

/s/ William R. Abbott                       Vice President and Corporate Controller      July 10, 2000
-----------------------------------------   (Principal Accounting Officer)
William R. Abbott

/s/ R. Jack Aplin                           Director                                     July 10, 2000
-----------------------------------------
R. Jack Aplin

/s/ Robert L. Guyett                        Director                                     July 10, 2000
-----------------------------------------
Robert L. Guyett


/s/ Kumar N. Patel                          Director                                     July 10, 2000
------------------------------------
C. Kumar N. Patel

/s/ Kenneth F. Potashner                    Director                                     July 10, 2000
------------------------------------
Kenneth F. Potashner

/s/ Richard E. Schmidt                      Director                                     July 10, 2000
------------------------------------
Richard E. Schmidt

/s/ John T. Subak                           Director                                     July 10, 2000
------------------------------------
John T. Subak

                                 EXHIBIT INDEX


                                                                                            Sequential
       Number                                     Description                               Page Number
------------------      -------------------------------------------------------------     ---------------
         4.1            1992 Stock Incentive Plan (incorporated by reference to
                        Exhibit 10.2 to the Registrant's Annual Report on Form 10-K
                        for the year ended December 31, 1999).

         4.2            1999 Stock Incentive Plan (incorporated by reference to
                        Exhibit 10.11 to the Registrant's Annual Report on Form 10-K
                        for the year ended December 31, 1999).

         4.3 Amendment to 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Registration
                        Statement on Form S-3, Registration No. 40878).

         4.4            Employee Stock Purchase Plan (incorporated by reference to
                        Exhibit 10.3 to the Registrant's Annual Report on Form 10-K
                        for the year ended December 31, 1999).

         5.1            Opinion of Stradling Yocca Carlson & Rauth, a Professional
                        Corporation, Counsel to the Registrant.

         23.1           Consent of Stradling Yocca Carlson & Rauth, a Professional
                        Corporation (included in the Opinion filed as Exhibit 5.1).

         23.2           Consent of Independent Auditors.

         24.1 Power of Attorney (included on signature page to the Registration Statement).